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                                                                    Exhibit 99.2

                                                         [NEUBERGER BERMAN LOGO]



Neuberger Berman Inc.
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000


                              FOR IMMEDIATE RELEASE

Contact:
Robert Matza
Executive Vice President
Chief Operating Officer
Neuberger Berman
(212) 476-9808

                     NEUBERGER BERMAN INC.DECLARES DIVIDEND
                             FOR THIRD QUARTER 2001

NEW YORK, October 23, 2001 -- Neuberger Berman Inc. (NYSE: NEU) today announced that its Board of Directors has declared the Company's dividend for the third quarter of 2001, in the amount of $0.075 per share. The dividend will be payable on November 14, 2001 to stockholders of record at the close of business on November 2, 2001.

                                      * * *

Neuberger Berman Inc. through its subsidiaries is an investment advisory company with $52.1 billion in assets under management, as of September 30, 2001. For more than 60 years, the firm has provided clients with a broad range of investment products, services and strategies. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.

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Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company's products' performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.